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                                                                    EXHIBIT 3.71

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/21/2001
   010095666 - 3037068

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                         PASTORIA ENERGY FACILITY L.L.C.

      Pastoria Energy Facility L.L.C. (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

      1. The name of the limited liability company is Pastoria Energy Facility L.L.C.

      2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

      "2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901."

Executed on February 2, 2001.

                                                /s/ Kate B. Cole
                                                --------------------------------
                                                Kate B. Cole, Authorized Person